Exhibit 10.2

Execution version

FINANCIAL ADVISORY ENGAGEMENT AGREEMENT

dated

November 5, 2025

By and Between

TIAN RUIXIANG HOLDINGS LTD

and

GOLDEN BRIDGE CAPITAL LIMITED

FINANCIAL ADVISORY ENGAGEMENT AGREEMENT

This Financial Advisory Engagement Agreement (this "Agreement") is entered into as of November 5, 2025, by and between TIAN RUIXIANG Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Company"), and Golden Bridge Capital Limited, a company organized under the laws of the British Virgin Islands ("Golden Bridge").

1.	Engagement

The Company hereby engages Golden Bridge to provide financial advisory services in connection with a proposed project (the "Proposed Project") involving the acquisition by the Company of certain equity interest in Ren Talents Inc., a company organized under the laws of the state of New York, the United States (the "Target Company"), in a share exchange transaction or another structure as agreed between the Company and the Target Company (the "Transaction"). Golden Bridge shall cause its invested company, JAASH INVESTMENT LIMITED ("Advisor"), to provide such financial advisory services to the Company.

As currently contemplated, the Transaction will involve the issuance of shares of the Company to the shareholder(s) of the Target Company in exchange for the specified equity interest in the Target Company held by such shareholder(s).

2.	Scope of Services

Advisor will provide financial advisory services to the Company, including but not limited to:

(a)	Advising on the structure, strategy, and terms of the Transaction;

(b)	Assisting in negotiations with the shareholder(s) of the Target Company;

(c)	Coordinating with the Company's other advisors to facilitate the Transaction; and

(d)	Providing such other financial advisory services as may be agreed upon by the parties in writing.

3.	Compensation

As compensation for its services, the Company agrees to:

(a)	Issue to Golden Bridge shares of the Company equal to ten percent (10%) of the shares issued by the Company in the Transaction (the "Service Consideration Shares"); and

(b)	Offer registration rights to Golden Bridge such that the Service Consideration Shares shall be registered with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the terms and conditions as set forth in Annexure 1 attached thereto.

4.	Representations and Warranties

4.1	By the Company

The Company hereby represents and warrants to Golden Bridge as follows:

(a)	Authority and Authorization: The Company is duly incorporated, validly existing, and in good standing under the laws of the Cayman Islands. The Company has all necessary power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate actions.

(b)	No Conflict: The execution and performance of this Agreement do not and will not (i) violate any provision of the Company's memorandum and articles of association, (ii) conflict with or result in a breach of any material agreement to which the Company is a party, or (iii) violate any applicable law or regulation.

(c)	Consents and Approvals: No consent, approval, or authorization of, or filing with, any governmental or regulatory authority or third party is required for the execution, delivery, and performance of this Agreement by the Company, other than as may be required under applicable securities laws for the issuance and registration of the Service Consideration Shares.

(d)	Compliance with Laws: The Company is in compliance with all applicable laws and regulations, including securities laws, in all material respects.

4.2	By Golden Bridge

Golden Bridge hereby represents and warrants to the Company as follows:

(a)	Organization and Authority: Golden Bridge is duly organized, validly existing, and in good standing under the laws of the British Virgin Islands. Golden Bridge has all necessary power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)	Expertise and Experience: Advisor has the requisite expertise, qualifications, and resources to provide the financial advisory services contemplated by this Agreement and has acted as an advisor in similar transactions.

(c)	No Conflict: The execution and performance of this Agreement by Golden Bridge do not and will not (i) violate its or Advisor's organizational documents, (ii) conflict with or result in a breach of any agreement to which Golden Bridge or Advisor is a party, or (iii) violate any applicable law or regulation.

(d)	No Litigation or Claims: There are no pending or, to Golden Bridge's knowledge, threatened actions, suits, or proceedings against Golden Bridge or Advisor that could adversely affect their ability to perform the obligations under this Agreement.

(e)	Independent Advisor: Golden Bridge is acting as an independent contractor and not as an employee or agent of the Company.

(f)	Acknowledgement. Golden Bridge understands and agrees that the Service Consideration Shares to be issued pursuant to this Agreement have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and are being issued in reliance on exemptions from the registration requirements of United States federal and state securities laws.

(g)	Status. Golden Bridge represents and warrants that Golden Bridge is a “non-US person” as defined in Regulation S and that Golden Bridge is not required to be registered as a broker-dealer under Section 15 of the United States Securities Exchange Act of 1934, as amended, and is not a broker-dealer, nor an affiliate of a broker-dealer.

5.	Confidentiality

Both parties and Advisor agree to maintain the confidentiality of all non-public information exchanged in connection with this Agreement and the Transaction, in accordance with the terms of the Non-Disclosure Agreement previously entered into by the relevant parties (the "NDA"), which is hereby incorporated by reference. This provision supplements, and does not limit, the obligations set forth in the NDA. Notwithstanding the foregoing, disclosure of such information may be made as required by applicable law or regulation.

6.	Term and Termination

This Agreement shall remain in effect until the earlier of:

(a)	The consummation of the Transaction; or

(b)	Termination by either party upon thirty (30) days' prior written notice.

Termination shall not affect Golden Bridge's right to compensation for financial advisory services in connection with the Proposed Project rendered prior to the effective date of termination.

7.	Governing law; Jurisdiction; Venue; Waiver of jury trial

This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of State law, with the laws of the State of New York. Venue for all matters shall be in the City of New York, New York, without giving effect to principles of conflicts of law thereunder. Each of the parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States sitting in New York City, New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction. EACH PARTY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS) HEREBY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

8.	Miscellaneous

(a)	Entire Agreement: This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements or understandings.

(b)	Amendments: Any amendments to this Agreement must be in writing and signed by both parties.

(c)	Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

(d)	Notices: All notices under this Agreement shall be in writing and sent to the emails or addresses of the parties specified below or such other address as either party may subsequently designate.

If to the Company, to:
TIAN RUIXIANG Holdings Ltd.
Attention: Mr. Baohai Xu, CEO
Email: xubaohai2021@126.com
Address: Room 918, Jingding Building, Xicheng District, Beijing, the People’s Republic of China

If to Golden Bridge, to:
Golden Bridge Capital Limited
Attention: Yi Liu
Email: jason@jaashinvestment.com
Address: Room 706, 7th Floor, Hopson One Office Building, Chaoyang District, Beijing, the People’s Republic of China

(e)	Assignment: Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

[Remainder of Page Intentionally Left Blank]

In witness whereof, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

TIAN RUIXIANG Holdings Ltd

By:	/s/ Baohai Xu
Name:	Baohai Xu
Title:	Chairman, Chief Executive Officer, and Director

GOLDEN BRIDGE CAPITAL LIMITED

By:	/s/ Wayne Su
Name:	Wayne Su
Title:	Director

Annexure 1

Registration Rights Provisions

Registration Rights

The provisions set forth in this Annexure 1 are made part of this Agreement.

1.	Definitions

(a)	“Registrable Securities” shall mean the Service Consideration Shares issued to Golden Bridge pursuant to this Agreement, excluding any such securities that have been sold pursuant to an effective registration statement under the Securities Act; have been sold under Rule 144 under the Securities Act; are eligible for resale under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be current in its SEC filings; or have been otherwise transferred and no longer require registration under the Securities Act.

(b)	“Holder” shall mean Golden Bridge who holds Registrable Securities.

(c)	“Permitted Transferee” shall mean any person or entity to whom the Holder transfers Registrable Securities in compliance with the Securities Act and applicable state securities laws, provided that such transferee:

(i)	is an affiliate, member, partner, shareholder, or beneficiary of the Holder, including any entity controlled by, controlling, or under common control with the Holder;

(ii)	is a family member of the Holder if the Holder is an individual, including a spouse, child, parent, sibling, or trust established for the benefit of such family members;

(iii)	acquires the Registrable Securities in a private transaction that does not involve a public resale and agrees in writing to be bound by the terms of this Annexure 1, including the restrictions on transfer and resale;

(iv)	is an institutional investor, investment fund, or private equity firm that customarily invests in securities of similar nature and agrees to the terms of this Annexure 1; or

(v)	does not acquire the Registrable Securities in a transaction that would require the Company to file a new registration statement under the Securities Act solely as a result of the transfer.

(d)	Any transferee that does not meet the definition of a Permitted Transferee shall not be entitled to the registration rights granted under this Annexure 1 unless otherwise agreed to in writing by the Company.

2.	Demand Registration Rights

(a)	Right to Demand Registration. Holder may request in writing, at any time and from time to time, that the Company file a registration statement covering the resale of Registrable Securities (a “Demand Registration”).

(b)	The Company shall file the registration statement covering the Registrable Securities within forty-five (45) days, which shall be extended to ninety (90) days in the event that the Company is required to include additional financial statements in the registrant statement, following the request of the Holder and shall use commercially reasonable effort to procure it to become effective as soon as practicable.

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3.	Piggyback Registration Rights

(a)	If the Company proposes to file a registration statement (other than on Form S-8 or F-4) for its own account or for the account of another security holder, it shall notify the Holder at least ten (10) business days before filing.

(b)	Upon request, the Company shall include the Registrable Securities in such registration, subject to the underwriter cut-back provisions set forth in Section 3(c).

(c)	If a piggyback registration involves an underwritten offering, and the managing underwriter advises the Company in writing that, in its good faith opinion, the total number of securities requested to be included in such offering exceeds the number that can be sold in such offering without materially and adversely affecting the offering price, the securities to be included shall be allocated in the following order of priority:

(i)	First, the securities the Company proposes to sell for its own account;

(ii)	Second, the Registrable Securities requested to be included by the Holder; and

(iii)	Third, any securities requested to be included by other holders with registration rights, allocated as required by such registration rights agreements or, if no such provisions exist, on a pro rata basis.

(d)	If the Holder does not receive full inclusion of its Registrable Securities due to the underwriter cut-back, the Company shall use commercially reasonable efforts to include the excluded shares in a subsequent registration statement as soon as reasonably practicable.

4.	Suspension of Registration

(a)	The Company may suspend the use of the registration statement for up to sixty (60) days in any twelve (12)-month period if it determines in good faith that disclosure of material non-public information would be required or that the offering would interfere with a material corporate transaction.

(b)	The Company must promptly notify the Holder of any such suspension and extend the registration period accordingly.

5.	Transferability of Rights

The registration rights shall be transferable to any Permitted Transferee, provided that the transferee agrees in writing to be bound by the terms of this Annexure 1.

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